Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2022

Oklahoma City, Oklahoma, May 4, 2022 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the three month period ended March 31, 2022.
Recent Highlights
•Generated Adjusted EBITDA(1) of $39.4 million in the first quarter compared to $37.5 million in the prior quarter
•First quarter net income was $34.7 million, or $0.95 per share. Adjusted net income was $34.9 million, or $0.95 per share
•First quarter production of 17.8 MBoed compared to Mid-Continent production of 17.5 MBoed in the same period of 2021, despite no drilling or completion activity over the prior twelve months
•During the first quarter, the Company proactively procured approximately $4.7 million worth of materials related to its 2022 capital program, helping to mitigate the impacts of inflation for goods and services.
•As of March 31, 2022, the Company returned 139 wells to production since the beginning of 2021 that were previously curtailed due to the 2020 commodity price downturn
•The Company had no open hedge positions as of March 31, 2022
•First quarter adjusted G&A(1) of $2.2 million, or $1.35 per Boe, compared to $2.5 million, or $1.46 per Boe in the prior quarter
Financial Results & Update
Profitability & Realized Pricing
For the three-months ended March 31, 2022, the Company reported net income of $34.7 million, or $0.95 per share, and net cash provided by operating activities of $32.2 million. After adjusting for certain items, the Company's adjusted net income(1) amounted to $34.9 million, or $0.95 per share, operating cash flow(2) totaled $39.1 million and adjusted EBITDA(1) was $39.4 million for the quarter. The Company defines and reconciles adjusted net income, operating cash flow, adjusted EBITDA, and other non-GAAP financial measures to the most directly comparable Generally Accepted Accounting Principles in the United States ("GAAP") measure in supporting tables at the conclusion of this press release.
First quarter realized oil, natural gas, and natural gas liquids prices, before the impact of derivatives,(2) were $92.35, $3.84 and $33.73, respectively, compared to $75.72, $3.94 and $28.39 in the prior quarter. The table below compares the Company's first quarter oil and gas realizations to the daily average spot prices for Henry Hub and West Texas Intermediate ("WTI"). Since the end of the first quarter, commodity prices have continued to rise, further boosting the Company's cash flow generation potential.

Three Months Ended March 31, 2022
Natural Gas
Daily Average Spot Price - NYMEX Henry Hub	$4.67
SandRidge Natural Gas Realization	$3.84
SandRidge Differential to Henry Hub	82%
2022E Differential Guidance Published March 9, 2022	~70%

Oil
Daily Average Spot Price - NYMEX WTI	$95.02
SandRidge Oil Realization	$92.35
SandRidge Differential to WTI	97%
2022E Differential Guidance Published March 9, 2022	~97%

Natural Gas Liquids ("NGL")
SandRidge NGL Realization	$33.73
SandRidge Differential to WTI	35%
2022E Differential Guidance Published March 9, 2022	~30%
Operating Costs
During the first quarter of 2022, lease operating expense ("LOE") was $10.9 million or $6.76 per Boe compared to $9.7 million, or $5.74 per Boe in the prior quarter. The increase is primarily due to a higher number of producing wells, higher workover expense associated with our well reactivation program, and higher service and materials costs due to recent inflation.
For the three months ended March 31, 2022, general and administrative expense ("G&A") was $2.5 million, or $1.57 per Boe compared to $2.8 million, or $1.67 per Boe for the three months ended December 31, 2021. Adjusted G&A(1) was $2.2 million, or $1.35 per Boe during the first quarter of 2022 compared to $2.5 million, or $1.46 per Boe during the fourth quarter of 2021.
Operational Results & Update
Production
Production totaled 1,606 MBoe (17.8 MBoed, 13.3% oil, 32.8% NGLs and 53.9% natural gas) for the three-months ended March 31, 2022 compared to 1,574 MBoe (17.5 MBoed, 14.0% oil, 33.1% NGLs, and 52.9% natural gas) of Mid-Continent production in the same period of 2021, representing an increase of approximately two percent despite no new drilling or completion activity over the prior twelve months.
2022 Development Program
During the first quarter, SandRidge proactively procured approximately $4.7 million worth of materials related to its 2022 capital program in order to secure favorable pricing in relationship to the current inflationary environment. Approximately $0.9 million of these costs were recorded as prepaid expenses. All of these expenditures are in line with the annual guidance figures published in conjunction with the announcement of the Company's 2022 capital development program on March 9, 2022.
Well Reactivation & Rod Pump Conversion Program
During the first quarter of 2022, the Company continued returning wells to production that were previously curtailed due to the commodity price downturn in the first half of 2020 and, in many cases, improving their production potential through modest capital improvements. Improved commodity pricing resulting in high rates of return, along with low execution risk, support the Company's belief that these projects represent an efficient use of capital. During the first three months of 2022, the Company brought 10 wells back online, bringing the total since the beginning of 2021 to 139. SandRidge currently expects to return approximately 30 wells to production and complete approximately 35 artificial lift conversions throughout 2022 and continues to evaluate its inventory of such projects.

Environmental, Social, and Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment, to include no routine flaring of produced natural gas. The Company continues to explore the technical and commercial viability of Carbon Capture, Utilization, and Sequestration ("CCUS") across its owned and operated assets through its partnership with the University of Oklahoma.
Liquidity and Capital Structure
As of March 31, 2022, the Company had $165.8 million of cash and cash equivalents, including restricted cash. The Company has no outstanding term or revolving debt obligations.
Conference Call Information
The Company will host a conference call to discuss these results on Thursday, May 5, 2022 at 10:00 am CT. The conference call can be accessed by registering online at https://conferencingportals.com/event/zyeigzBU at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration.
A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.
SandRidge's current 2022 investor presentation, published on March 9, 2022, can be found on the Company's website at http://investors.sandridgeenergy.com/Investor-Relations/.
Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary area of operations is the Mid-Continent region in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(2)	See "Operational and Financial Statistics" section at the end of this press release for impacts of derivatives on commodity price realizations.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended March 31,
	2022	2021
Production - Total
Oil (MBbl)	214	288
NGL (MBbl)	526	521
Natural Gas (MMcf)	5,195	4,993
Oil equivalent (MBoe)	1,606	1,641
Daily production (MBoed)	17.8	18.2

Average price per unit
Realized oil price per barrel - as reported	$92.35	$53.99
Realized impact of derivatives per barrel	—	—
Net realized price per barrel	$92.35	$53.99

Realized NGL price per barrel - as reported	$33.73	$17.00
Realized impact of derivatives per barrel(1)	(0.59)	—
Net realized price per barrel	$33.14	$17.00

Realized natural gas price per Mcf - as reported	$3.84	$1.85
Realized impact of derivatives per Mcf (1)	(0.15)	—
Net realized price per Mcf	$3.69	$1.85

Realized price per Boe - as reported	$35.80	$20.49
Net realized price per Boe - including impact of derivatives	$35.12	$20.49

Average cost per Boe
Lease operating	$6.76	$4.85
Production, ad valorem, and other taxes	$2.56	$1.33
Depletion (2)	$1.50	$1.53

Earnings per share (3)
Earnings per share applicable to common stockholders
Basic	$0.95	$0.97
Diluted	$0.94	$0.94

Adjusted net income (loss) per share available to common stockholders
Basic	$0.95	$0.48
Diluted	$0.94	$0.47

Weighted average number of shares outstanding (in thousands)
Basic	36,635	36,156
Diluted	37,019	37,439

(1) There were no open commodity derivative contracts as of March 31, 2022.
(2) Includes accretion of asset retirement obligation.
(3) Earnings per share amounts for the three months ended March 31, 2021 was impacted by the $19.7 million gain recognized on the sale of our North Park Basin assets in Colorado. See below for the section of this release that reconciles Net Income (Loss) Available to Common Stockholders to Adjusted Net Income (Loss) Available to Common Stockholders.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three months ended March 31, 2022.

Three Months Ended
March 31, 2022
(In thousands)

Drilling, completion and capital workovers(1)	$5,691
Other capital expenditures	287
Total Capital Expenditures	$5,978
(excluding acquisitions and plugging and abandonment)

(1) The Company capitalized $3.9 million in inventory primarily associated with the planned 2022 capital program.

Capitalization
The Company’s capital structure as of March 31, 2022 and December 31, 2021 is presented below:

	March 31, 2022	December 31, 2021

	(In thousands)
Cash, cash equivalents and restricted cash	$165,778	$139,524

Stockholders’ equity
Common stock	$37	$37
Warrants	88,520	88,520
Additional paid-in capital	1,062,886	1,062,737
Accumulated deficit	(871,248)	(905,972)
Total SandRidge Energy, Inc. stockholders’ equity	280,195	245,322

Total capitalization	$280,195	$245,322

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues
Oil, natural gas and NGL	$57,487	$33,623
Total revenues	57,487	33,623
Expenses
Lease operating expenses	10,862	7,954
Production, ad valorem, and other taxes	4,110	2,176
Depreciation and depletion—oil and natural gas	2,401	2,505
Depreciation and amortization—other	1,575	1,494
General and administrative	2,530	2,090
Restructuring expenses	209	2,054
Employee termination benefits	—	49
(Gain) loss on derivative contracts	1,064	—
(Gain) loss on sale of assets	—	(19,713)
Other operating (income) expense, net	(64)	(48)
Total expenses	22,687	(1,439)
Income from operations	34,800	35,062
Other income (expense)
Interest expense, net	(152)	(47)
Other income (expense), net	76	28
Total other income (expense)	(76)	(19)
Income before income taxes	34,724	35,043
Income tax expense (benefit)	—	—
Net income	$34,724	$35,043
Net income per share
Basic	$0.95	$0.97
Diluted	$0.94	$0.94
Weighted average number of common shares outstanding
Basic	36,635	36,156
Diluted	37,019	37,439

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$163,514	$137,260
Restricted cash - other	2,264	2,264
Accounts receivable, net	26,711	21,505
Prepaid expenses	3,141	626
Other current assets	80	80
Total current assets	195,710	161,735
Oil and natural gas properties, using full cost method of accounting
Proved	1,459,713	1,454,016
Unproved	12,478	12,255
Less: accumulated depreciation, depletion and impairment	(1,374,767)	(1,373,217)
	97,424	93,054
Other property, plant and equipment, net	96,282	97,791
Other assets	294	332
Total assets	$389,710	$352,912

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$47,292	$45,779
Asset retirement obligation	17,373	17,606
Derivative contracts	—	21
Other current liabilities	643	627
Total current liabilities	65,308	64,033
Asset retirement obligation	42,554	41,762
Other long-term obligations	1,653	1,795
Total liabilities	109,515	107,590
Stockholders’ Equity
C Common stock, $0.001 par value; 250,000 shares authorized; 36,726 issued and outstanding at March 31, 2022 and 36,675 issued and outstanding at December 31, 2021	37	37
Warrants	88,520	88,520
Additional paid-in capital	1,062,886	1,062,737
Accumulated deficit	(871,248)	(905,972)
Total stockholders’ equity	280,195	245,322
Total liabilities and stockholders’ equity	$389,710	$352,912

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$34,724	$35,043
Adjustments to reconcile net income to net cash provided by operating activities
Provision for doubtful accounts	—	21
Depreciation, depletion, and amortization	3,975	3,999
Debt issuance costs amortization	—	16
(Gain) loss on derivative contracts	1,064	—
Cash (paid) received on settlement of derivative contracts	(1,085)	—
(Gain) loss on sale of assets	—	(19,713)
Stock-based compensation	356	235
Other	38	35
Changes in operating assets and liabilities	(6,879)	(5,305)
Net cash provided by (used in) operating activities	32,193	14,331
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(5,629)	(3,094)
Purchase of other property and equipment	(49)	(59)
Proceeds from sale of assets	59	37,238
Net cash provided by (used in) investing activities	(5,619)	34,085
CASH FLOWS FROM FINANCING ACTIVITIES
Reduction of financing lease liability	(113)	(74)
Debt issuance costs	—	(74)
Proceeds from exercise of stock options	28	—
Cash paid for tax obligations on vested stock awards	(235)	(19)
Net cash provided by (used in) financing activities	(320)	(167)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	26,254	48,249
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	139,524	28,266
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$165,778	$76,515
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(145)	$(92)
Supplemental Disclosure of Noncash Investing and Financing Activities
Purchase of PP&E in accounts payable	$680	$1,342
Right-of-use assets obtained in exchange for financing lease obligations	$—	$363

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended March 31,
	2022	2021

	(In thousands)
Net cash provided by operating activities	$32,193	$14,331
Changes in operating assets and liabilities	6,879	5,305
Operating cash flow	$39,072	$19,636

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income (loss) before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended March 31,
	2022	2021

	(In thousands)
Net Income	$34,724	$35,043
Adjusted for
Interest expense	152	48
Depreciation and amortization - other	1,575	1,494
Depreciation and depletion - oil and natural gas	2,401	2,505
EBITDA	38,852	39,090

Stock-based compensation (1)	356	219
(Gain) loss on derivative contracts	1,064	—
(Gain) loss on sale of assets	—	(19,714)
Cash (paid) received upon settlement of derivative contracts	(1,085)	—
Employee termination benefits	—	49
Restructuring expenses	209	2,054
Adjusted EBITDA	$39,396	$21,698
(1) Excludes non-cash stock-based compensation included in employee termination benefits.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2022	2021

	(In thousands)
Net cash provided by operating activities	$32,193	$14,331
Changes in operating assets and liabilities	6,879	5,305
Interest expense	152	48
Employee termination benefits (1)	—	49
Other	172	1,965
Adjusted EBITDA	$39,396	$21,698
(1) Excludes associated stock-based compensation.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Adjusted Net Income (Loss) Available to Common Stockholders
The Company defines adjusted net income (loss) as net income (loss) excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income (loss) as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income (loss) is not a measure of financial performance under GAAP and should not be considered a substitute for net income (loss) available to common stockholders.

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$34,724	$0.94	$35,043	$0.94
Loss (Gain) on derivative contracts	1,064	0.03	—	—
(Gain) loss on sale of assets	—	—	(19,714)	(0.53)
Cash (paid) received upon settlement of derivative contracts	(1,085)	(0.03)	—	—
Employee termination benefits	—	—	49	—
Restructuring expenses	209	—	2,054	0.05
Adjusted net income available to common stockholders	$34,912	$0.94	$17,432	$0.47

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,635	37,019	36,156	37,439
Total adjusted net income per share	$0.95	$0.94	$0.48	$0.47

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative (1)	$2,530	$1.57	$2,090	$1.27
Stock-based compensation (2)	(356)	(0.22)	(219)	(0.13)
Adjusted G&A	$2,174	$1.35	$1,871	$1.14
(1) General and administrative was impacted by a $0.4 million legal retainer refund that was recorded as a credit, reducing general and administrative expense in the first quarter of 2021.
(2) Excludes non-cash stock-based compensation included in employee termination benefits.

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary areas of operation are the Mid-Continent in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.